UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 18, 2017

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

             000-22012                         41-1622691

(Commission File Number)(I.R.S. Employer Identification Number)

605 Highway 169 North, Suite 400, Minneapolis, Minnesota 55441

(Address of Principal Executive Offices)  (Zip Code)

(763) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01; 2.03Entry into a Material Definitive Agreement; Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of a Registrant.

Credit Agreement

On July 18, 2017, Winmark Corporation and its subsidiaries’ (collectively, the “Company”) entered into Amendment No. 5 to its Credit Agreement with The PrivateBank and Trust Company and BMO Harris Bank N.A. (collectively, the “Lenders”).  The amendment, among other things,

•

Provides the consent of the Lenders for a self-tender offer by the Company to purchase up to 400,000 shares of its outstanding common stock for a price of $124.48 per share that was announced on July 19, 2017 (the “Tender Offer”);

•	Extends the termination date of the Agreement from April 14, 2019 to July 19, 2021;
•	Amends the tangible net worth covenant calculation to remove the effect of the Tender Offer;
•	Reduces the applicable margin on interest rate options in connection with LIBOR loans under the Agreement;
•

Permits the Company to sell up to $15 million in term notes to one or more affiliates or managed accounts of Prudential Investment Management, Inc. (collectively, “Prudential”) to partially fund the Tender Offer.

Amendment No. 5 to the Credit Agreement is effective as of July 19, 2017.  The foregoing description of Amendment No. 5 to the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full amendment referenced hereto as Exhibit 10.1

Note Agreement

On July 19, 2017, the Company entered into Amendment No. 1 to its Note Agreement with Prudential.  The amendment, among other things,

•	Provides the consent of Prudential for the Tender Offer;
•	Amends the tangible net worth covenant calculation to remove the effect of the Tender Offer;
•	Provides for a new $12.5 million term loan to partially fund the Tender offer, with such loan summarized as follows:
o	Prudential will purchase from the Company senior notes of $12.5 million;
o	The final maturity of the notes is 10 years;
o

Interest at a rate of 5.10% per annum on the outstanding principal balance is payable quarterly, along with required prepayments of the principal of $312,500 quarterly until the principal is paid in full;

o	The notes may be prepaid, at the option of the Company, in whole or in part (in a minimum amount of $1 million), but prepayments will require payment of a Yield Maintenance Amount.

Amendment No. 1 to the Note Agreement is effective as of July 19, 2017.  The foregoing description of Amendment No. 1 to the Note Agreement does not purport to be complete and is qualified in its entirety by reference to the full amendment referenced hereto as Exhibit 10.3

Item 9.01Financial Statements and Exhibits

(d)Exhibits

10.1	Amendment No. 5 to Credit Agreement dated July 18, 2017 (1)
10.2	Credit Agreement dated July 13, 2010, among Winmark Corporation and its subsidiaries and The PrivateBank and Trust Company (2)
10.3	Amendment No. 1 to Note Agreement dated July 19, 2017 (3)
10.4	Note Agreement dated May 14, 2015, among Winmark Corporation and its subsidiaries and Prudential Investment Management, Inc., its affiliates and managed accounts (4)

(1)Incorporated by reference to Exhibit (b)(7) to the Schedule TO filed on July 19, 2017

(2)Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 2010

(3)Incorporated by reference to Exhibit (b)(8) to the Schedule TO filed on July 19, 2017

(4)Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on May 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

Date: July 19, 2017	By:	/s/Anthony D. Ishaug
Anthony D. Ishaug
Chief Financial Officer and Treasurer

EXHIBIT INDEX

to

Form 8-K

Winmark Corporation

Exhibit NumberExhibit Description

10.1Amendment No. 5 to Credit Agreement dated July 18, 2017 (1)

10.2Credit Agreement dated July 13, 2010, among Winmark Corporation and its subsidiaries and The PrivateBank and Trust Company (2)

10.3Amendment No. 1 to Note Agreement dated July 19, 2017 (3)

10.4Note Agreement dated May 14, 2015, among Winmark Corporation and its subsidiaries and Prudential Investment Management, Inc., its affiliates and managed accounts (4)